EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Friday, October 27, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation Announces

Third Quarter Earnings

West Point, Va., October 27, 2006—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $3.11 million, or 95 cents per share assuming dilution, for its third quarter ended September 30, 2006, compared with $3.41 million, or $1.01 per share assuming dilution, for the third quarter of 2005. Net income for the first nine months of 2006 was $9.36 million, or $2.86 per share assuming dilution, compared with $9.03 million, or $2.52 per share assuming dilution, for the first nine months of 2005. Earnings per share assuming dilution increased 13.5 percent for the first nine months of 2006 over the same period in 2005.

Net income for the first nine months of 2006 included $728,000, after taxes, attributable to the recovery in May 2006 of past due interest and a reduction in the corporation’s loan loss allowance in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding the 22 cents per share after-tax effect of this loan pay-off, the corporation’s earnings were $8.64 million, or $2.64 per share assuming dilution, for the first nine months of 2006, which represents a 4.8 percent increase in earnings per share assuming dilution for the nine months ended September 30, 2006 over the same period in 2005.

The corporation’s annualized return on average equity and annualized return on average assets were 19.15 percent and 1.78 percent, respectively, for the third quarter of 2006 compared with 21.49 percent and 2.01 percent for the third quarter of 2005. The corporation’s annualized return on average equity and

C&F FINANCIAL CORPORATION

Friday, October 27, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

annualized return on average assets were 19.86 percent and 1.82 percent, respectively, for the first nine months of 2006. Excluding the effect of the commercial loan pay-off, the corporation’s annualized return on average equity was 18.32 percent for the first nine months of 2006, compared with 17.41 percent for the first nine months of last year. The annualized return on average assets, excluding the effect of the commercial loan pay-off, was 1.67 percent for the first nine months of this year, compared with 1.88 percent for the first nine months of last year.

The decline in the return on average equity for the third quarter of 2006 resulted from the earnings decline at the Mortgage Banking and Retail Banking segments, which was offset in part by earnings improvement at the Consumer Finance segment. The increase in the return on average equity for the first nine months of 2006, excluding the effect of the commercial loan pay-off, resulted from the accretive effect of the corporation’s share repurchase in July 2005. The decline in return on average assets resulted from the decline in earnings, excluding the effect of the commercial loan pay-off, coupled with an increase in average assets, primarily loans held for investment and new facilities.

“Earnings for the first nine months of 2006 reflected the impact of our strategic capital management and growth initiatives,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “While expenses associated with our growth initiatives have resulted in a decrease in operating income for the nine months ended September 30, 2006, earnings per share for the nine months increased compared to 2005 as a result of the large share repurchase in mid-2005. Earnings for the third quarter and the first nine months of 2006 included costs associated with our new Hampton and Kiln Creek retail banking branches

C&F FINANCIAL CORPORATION

Friday, October 27, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

on the Virginia Peninsula; staffing and training costs for our two new retail banking branches under construction in the Richmond area; the opening our new operations center in late 2005; technology initiatives implemented in 2005; and interest expense associated with the issuance of trust preferred securities to fund our share repurchase in 2005. Lower earnings in 2006 of our mortgage banking subsidiary reflected continued margin compression on sales of loans and weaker demand for mortgage loans. Our consumer finance subsidiary has continued to experience strong loan demand and earnings growth in 2006. We are confident that over time our investments in facilities and technology, as well as others planned for 2006, will allow us to continue our growth, improve operational efficiency and enhance customer service, which will contribute to the corporation’s long-term profitability.”

“The corporation has completed its previously-disclosed investigation of a $2.2 million embezzlement perpetrated by two former employees of C&F Mortgage Corporation, the mortgage subsidiary of C&F Bank,” said Dillon. “This loss was covered under the corporation’s insurance policy, and recovery proceeds, less a $75,000 deductible, were received prior to the end of the third quarter.”

Retail Banking Segment. Third quarter net income for C&F Bank declined slightly to $1.61 million in 2006 compared to $1.67 million in 2005. Net income for the first nine months of 2006 increased to $5.24 million compared to $4.71 million in 2005. Net income for the first nine months of 2006 included $728,000, after taxes, recognized in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding this amount, the Bank’s net income for the first nine months of 2006 was $4.51 million. Included in earnings for the third quarter and first nine months of 2006 were the effects on

C&F FINANCIAL CORPORATION

Friday, October 27, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

operating expenses of the Peninsula and Richmond branch expansions and the operations center relocation, higher operational and administrative personnel costs to support growth, as well as interest expense on trust preferred securities, the proceeds from which were used to partially fund the large share repurchase in mid-2005. Higher expenses were offset in part by an increase in net interest income, which resulted from an increase in both the amount of and yield on earning assets, and an increase in service charges on deposit accounts. The Bank’s net interest margin has benefited in the short term as variable-rate loans have repriced as short-term interest rates have increased, while deposits have repriced at a more gradual pace. However, future earnings of the Retail Banking segment will be impacted by net interest margin compression as the lag in deposit repricing continues to diminish.

The Bank’s nonperforming loans and accruing loans past due 90 days or more at December 31, 2005 consisted primarily of one commercial relationship. In May 2006, the borrower sold the real estate collateral for these loans and the loans were paid in full from the sale proceeds, which significantly contributed to the decline in the ratio of nonperforming assets to total loans from 1.11 percent at December 31, 2005 to .33 percent at September 30, 2006. In addition to loan principal and accrued interest, the Bank collected previously-unrecognized nonaccrued and default interest and reduced its allowance for loan losses.

Mortgage Banking Segment. Third quarter net income for C&F Mortgage Corporation decreased to $698,000 in 2006 compared to $1.15 million in 2005. Net income for the first nine months of 2006 decreased to $1.76 million compared to $2.48 million in 2005. These declines reflected continued margin compression and reduced loan volume as demand for residential mortgage

C&F FINANCIAL CORPORATION

Friday, October 27, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

loans and refinancings has moderated as interest rates have increased. C&F Mortgage’s loan origination volume during the third quarter and the first nine months of 2006 declined 25.4 percent and 13.3 percent, respectively, from their 2005 levels. Gains on loan sales have declined due to increasingly narrow profit margins resulting from competition, and ancillary fees have declined due to a decline in originations. C&F Mortgage has also experienced a decrease in net interest income resulting from a lower average balance of loans held for sale and net interest margin compression due to the increasing cost of funds.

Consumer Finance Segment. Third quarter net income for C&F Finance Company increased to $795,000 in 2006 compared to $555,000 in 2005. Net income for the first nine months of 2006 increased to $2.31 million compared to $1.78 million in 2005. The earnings improvements in the third quarter and the first nine months of 2006 resulted from respective 13.1 percent and 15.8 percent increases in average loans outstanding, which more than offset the decline in C&F Finance’s net interest margin attributable to increases in the cost of borrowings resulting from rising interest rates, and operating expenses to support growth. In addition to earnings growth during 2006, nonaccrual consumer finance loans as a percentage of total consumer finance loans was less than one percent as of September 30, 2006 compared to 1.64 percent as of December 31, 2005, which reflected C&F Finance’s overall effort to reduce nonperforming assets.

About C&F Financial Corporation. C&F Financial Corporation’s stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The stock closed at a price of $40.25 per share on Thursday, October 26, 2006. At September 30, 2006, the book value of the corporation was $21.12 per share,

C&F FINANCIAL CORPORATION

Friday, October 27, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

and the corporation declared a dividend of 29 cents per share during the third quarter of 2006. The corporation’s market makers include Advest, Inc., Davenport & Company LLC, FTN Financial Securities Corp., McKinnon & Company and Scott & Stringfellow, Inc.

C&F Bank operates 16 retail bank branches located throughout the Newport News to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage and title services through 25 offices located throughout Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio and West Virginia through its offices in Richmond, Roanoke and Hampton, Virginia.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures, which are reconciled to their equivalent GAAP financial measures below. Management believes these non-GAAP financial measures provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion of a significant recovery of income recognized in a single accounting period permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods.

C&F FINANCIAL CORPORATION

Friday, October 27, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Although the corporation’s management believes the non-GAAP financial measures presented in this earnings release enhance investors’ understandings of its performance, these non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements.

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the corporation’s market area, (10) technology, (11) reliance on third parties for key services, and (12) accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of their dates.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets

	9/30/06	12/31/05	9/30/05
Interest-bearing deposits in other banks	$13,930	$29,562	$16,632
Investment securities – available for sale at fair value	64,966	65,301	68,133
Loans held for sale	54,709	39,677	66,753
Loans, net	508,154	465,039	454,516
Federal Home Loan Bank stock	2,678	1,876	1,876
Total assets	710,775	671,957	672,119
Deposits	499,131	495,438	489,786
Borrowings	126,843	102,314	106,564
Shareholders’ equity	66,543	60,086	58,660

Statements of Income

	For The Quarter Ended		For The Nine Months Ended
	9/30/06	9/30/05	9/30/06	9/30/05
Interest income	$14,763	$12,968	$43,306	$35,673
Interest expense	4,845	3,454	13,321	8,390
Provision for loan losses (1)	1,125	1,497	3,225	3,770
Other operating income:
Gains on sales of loans	4,594	5,760	12,713	14,009
Other	2,595	2,415	7,344	6,808
Other operating expenses:
Salaries and employee benefits	7,486	7,750	21,588	21,289
Other	3,948	3,536	11,615	9,990
Income tax expense	1,436	1,493	4,250	4,023
Net income	3,112	3,413	9,364	9,028
Earnings per common share – assuming dilution (2)	.95	1.01	2.86	2.52
Earnings per common share – basic (2)	.99	1.05	2.97	2.61

Segment Information

	For The Quarter Ended		For The Nine Months Ended
	9/30/06	9/30/05	9/30/06	9/30/05
Net income – Retail Banking	$1,605	$1,672	$5,241	$4,711
Net income – Mortgage Banking	698	1,149	1,762	2,481
Net income – Consumer Finance	795	555	2,309	1,777
Net income – Other and Eliminations	14	37	52	59
Mortgage loan originations – Mortgage Banking	238,542	319,728	715,150	824,376
Mortgage loans sold – Mortgage Banking	240,867	348,162	700,118	806,189

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Average Balances

	For The Quarter Ended		For The Nine Months Ended
	9/30/06	9/30/05	9/30/06	9/30/05
Securities	$66,291	$69,016	$66,924	$69,676
Loans held for sale	47,867	82,688	42,865	61,921
Loans	516,041	463,100	505,749	439,885
Interest-bearing deposits in other banks	6,631	10,845	9,975	16,284
Total earning assets	636,830	625,649	625,513	587,766
Time, checking and savings deposits	414,812	395,286	411,276	380,547
Borrowings	120,298	122,472	119,922	99,713
Total interest bearing liabilities	535,110	517,758	531,198	480,260
Demand deposits	82,284	80,539	77,984	74,709
Shareholders’ equity (2)	64,996	63,526	62,852	69,124

Asset Quality

Retail and Mortgage Banking Segments	9/30/06	12/31/05	9/30/05
Nonperforming assets*	$1,316	$4,083	$4,130
Accruing loans past due for 90 days or more	$1,801	$3,826	$2,765
Allowance for loan losses	$4,338	$4,718	$4,684
Nonperforming assets to loans**	0.33%	1.11%	1.16%
Allowance for loan losses to loans**	1.09	1.29	1.31
Allowance for loan losses to nonperforming assets	329.64	115.56	113.41

*	Nonperforming assets consist solely of nonaccrual loans for each period presented.
**	Loans exclude Consumer Finance segment loans presented below.

Consumer Finance Segment	9/30/06	12/31/05	9/30/05
Nonaccrual loans	$1,038	$1,819	$1,980
Accruing loans past due for 90 days or more	17	26	153
Allowance for loan losses	9,515	8,346	8,217
Nonaccrual consumer finance loans to total consumer finance loans	0.83%	1.64%	1.78%
Allowance for loan losses to total consumer finance loans	7.57	7.51	7.40%

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Other Data and Ratios

	As Of and For The Quarter Ended		As Of and For The Nine Months Ended
	9/30/06	9/30/05	9/30/06	9/30/05
Annualized return on average assets	1.78%	2.01%	1.82%	1.88%
Annualized return on average equity (2)	19.15%	21.49%	19.86%	17.41%
Dividends declared per share	$.29	$.25	$.85	$.73
Shares repurchased	1,100	427,186	13,122	427,186
Average price of repurchased shares	$38.45	$41.00	$39.08	$41.00
Weighted average shares outstanding – assuming dilution (2)	3,263,632	3,391,324	3,271,056	3,588,107
Weighted average shares outstanding – basic (2)	3,149,938	3,255,443	3,149,643	3,454,683
Market value per share at period end	$40.50	$39.13	$40.50	$39.13
Book value per share at period end	$21.12	$18.71	$21.12	$18.71
Price to book value ratio at period end	1.92	2.09	1.92	2.09
Price to earnings ratio at period end (ttm)	10.95	11.89	10.95	11.89

Notes to Selected Financial Information

(1)	Included in the provision for loan losses is $1,125,000 and $1,372,000 for the quarters ended September 30, 2006 and September 30, 2005, respectively, and $3,475,000 and $3,445,000 for the nine months ended September 30, 2006 and September 30, 2005, respectively, attributable to C&F Finance Company.
(2)	Earnings per share, return on average equity and weighted average shares outstanding calculations for the quarter and the nine months ended September 30, 2005 reflect the corporation’s repurchase of 427,186 shares of its common stock at $41 per share effective July 27, 2005.

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

		For The Quarter Ended		For The Nine Months Ended
	*	9/30/06	9/30/05	9/30/06	9/30/05
Net Income and Earnings Per Share

Net income (GAAP)	A	$3,112	$3,413	$9,364	$9,028
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		—	—	(565)	—
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		—	—	(163)	—

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B	$3,112	$3,413	$8,636	$9,028

Weighted average shares – assuming dilution (GAAP)	C	3,264	3,391	3,271	3,588
Weighted average shares – basic (GAAP)	D	3,150	3,255	3,150	3,455

Earnings per share – assuming dilution GAAP	A/C	$.95	$1.01	$2.86	$2.52
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/C	$.95	$1.01	$2.64	$2.52

Earnings per share – basic GAAP	A/D	$.99	$1.05	$2.97	$2.61
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/D	$.99	$1.05	$2.74	$2.61

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures (Continued)

(in thousands, except for per share data)

		For The Quarter Ended		For The Nine Months Ended
	*	9/30/06	9/30/05	9/30/06	9/30/05
Annualized Return on Average Assets
Average assets (GAAP)	E	$700,612	$677,883	$687,748	$639,568
Annualized return on average assets
GAAP	(A/E)*4	1.78%	2.01%
GAAP	(A/E)/.75			1.82%	1.88%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/E)*4	1.78%	2.01%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/E)/.75			1.67%	1.88%

Annualized Return on Average Equity
Average equity (GAAP)	F	$64,996	$63,526	$62,852	$69,124
Annualized return on average equity
GAAP	(A/F)*4	19.15%	21.49%
GAAP	(A/F)/.75			19.86%	17.41%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/F)*4	19.15%	21.49%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/F)/.75			18.32%	17.41%

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures (Continued)

(in thousands, except for per share data)

		For The Quarter Ended		For The Nine Months Ended
	*	9/30/06	9/30/05	9/30/06	9/30/05
Retail Banking Segment Net Income
Net income (GAAP)		$1,605	$1,672	$5,241	$4,711
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		—	—	(565)	—
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		—	—	(163)	—

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction		$1,605	$1,672	$4,513	$4,711

*	The letters included in this column are provided to show how the various ratios presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

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